UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2003

FGIC SECURITIES PURCHASE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19564	13-3633082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

125 Park Avenue, New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 312-3000

Item 5. Other Events and Required FD Disclosure

        All outstanding capital stock of FGIC Securities Purchase, Inc. is owned by FGIC Holdings, Inc., a Delaware corporation. Immediately prior to March 31, 2003, FGIC Holdings, Inc. was a wholly owned subsidiary of General Electric Capital Corporation, a New York corporation, the ultimate parent of which is General Electric Company.

         General Electric Capital Corporation established a new subsidiary, GEI, Inc., a Delaware corporation, to serve as a holding company for certain of its insurance operations. Effective as of March 31, 2003, General Electric Capital Corporation contributed to GEI, Inc. all of the common stock of, inter alia, FGIC Holdings, Inc. GEI, Inc. indirectly acquired control of FGIC Securities Purchase, Inc. as a result of General Electric Capital Corporation's contribution of the common stock of FGIC Holdings, Inc. to GEI, Inc.

        No third party has obtained any direct or indirect ownership of FGIC Securities Purchase, Inc. pursuant to these transactions, nor has any change of control occurred.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FGIC SECURITIES PURCHASE, INC.

Date: April 17, 2003	By: /s/ Carolanne Gardner Name: Carolanne Gardner Title: Vice President